Exhibit 35.10

ANNUAL STATEMENT OF COMPLIANCE

OF

LNR PARTNERS, LLC

The undersigned, Job Warshaw, being the President of LNR Partners, LLC (the “Special Servicer”), as special servicer under the applicable Pooling and Servicing Agreement for the transactions listed on Schedule I hereto, hereby certifies, subject to any limitations listed on Schedule I hereto, as of the date hereof, on behalf of the Special Servicer, solely in his capacity as an authorized officer of the Special Servicer and not in his individual capacity, as follows:

1.	A review of the activities performed by the Special Servicer during the period commencing on January 1, 2014 and ending on December 31, 2014 (or any other shorter period set forth on Schedule I hereto) (the “Reporting Period”), and of the Special Servicer’s performance under the Pooling and Servicing Agreement has been made under my supervision; and

2.	To the best of my knowledge, based on such review and using the applicable servicing criteria under Item 1122 of Regulation AB, the Special Servicer has fulfilled all of its obligations under the applicable Pooling and Servicing Agreement in all material respects throughout the Reporting Period.

LNR PARTNERS, LLC, a Florida limited liability company

By:	/s/ Job Warshaw
Job Warshaw
President

Dated: February 23, 2015

1601 Washington Avenue • Suite 700                    Miami Beach, Florida 33139-3164

Telephone: (305) 695-5600 • Fax: (305) 695-5601

Schedule I

GSMS 2014-GC24

GS Mortgage Securities Corporation II, Commercial Mortgage Pass-Through Certificates, Series 2014-GC24

GS Mortgage Securities Corporation II

200 West Street

New York NY 10282

Joe Osborne

GS Mortgage Securities Corporation II

200 West Street

New York NY 10282

Leah Nivison

GS Mortgage Securities Corporation II

200 West Street

New York NY 10282

Peter Morreale

Kroll Bond Rating Agency, Inc.,

845 Third Avnue, 4th Floor

Attention: CMBS Surveillance

New York NY 10022

General Contact

Moody’s Investors Service, inc.

7 World Trade Center

250 Greenwich Street

Attn: Commercial Mortgage Surveillace Group

New York NY 10007

General Contact

Morningstar Credit Ratings, LLC

410 Horsham Road, Suite A.

Attention: CMBS Surveillance

Horsham PA 19044

General Contact

Situs Holdings, LLC

4665 Southwest Freeway

Houston TX 77027

Pete Larsen

Situs Holdings, LLC

Kilpatrick Townsend & Stockton LLP

1100 Peachtree Street NE, Suite 2800

Atlanta GA 30309-4528

Rex R. Veal

Situs Holdings, LLC

2 Embarcadero, Suite 1300

San Francisco CA 94111

Stacey Ciarlanti

Wells Fargo Bank, N.A.

1055 10th Ave SE

MAC N9401-011

Minneapolis MN 55414

Anthony (Tony) Capaul

Wells Fargo Bank, N.A.

9062 Old Annapolis Road

ATTN: GSMS 2014-GC24

Columbia MD 21045 1951

Corporate Trust (CMBS)

Wells Fargo Bank, N.A.

9062 Old Annapolis Road

Columbia MD 21045

Group Notices